CERTIFIED RESOLUTIONS


     The undersigned hereby certifies that he is the duly elected Secretary of The Guerite Funds (the "Trust") and that the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, adopted the following resolutions, at a meeting at which a quorum was present, on December 5, 2006:

        RESOLVED, that it is the finding of the Board of Trustees at this meeting, and the Independent Trustees voting separately, that after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the fidelity bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets and the nature of the securities in the Trust's portfolio, management of the Trust be, and it hereby is, authorized to negotiate and enter into a fidelity bond (the "Bond"), upon effectiveness of the Trust's registration statement, reasonable in form and in an amount up to $750,000, covering, among others, officers and employees of the Trust, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission (the "Commission") under Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"); and further

        RESOLVED, that the appropriate officers of the Trust be, and they hereby are, authorized and directed to take such other action as may be necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder and to enter into the Bond, including authorizing payment of the premium by the Trust; and further

        RESOLVED, that the Secretary or an Assistant Secretary of the Trust shall file the Bond with the Commission and give all notices required under paragraph (g) of the Rule.



Witness my hand this 20th day of March, 2007.


                                            /s/ John F. Splain
                                            ----------------------------
                                            John F. Splain
                                            Secretary